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      As filed with the Securities and Exchange Commission on July 5, 2005

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-2

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                    INVESTMENT COMPANY ACT FILE No. 811-21741
                               AMENDMENT NO. 1  /X/


           CSFB ALTERNATIVE CAPITAL TACTICAL TRADING MASTER FUND, LLC
--------------------------------------------------------------------------------
               (Exact name of Registrant as specified in Charter)

                   11 MADISON AVENUE, NEW YORK, NEW YORK 10010
(Address of Principal Executive Offices (Number, Street, City, State, Zip Code))

                                 (877) 435-5264
              (Registrant's Telephone Number, including Area Code)

                              STACIE L. YATES, ESQ.
                                11 MADISON AVENUE
                            NEW YORK, NEW YORK 10010
(Name and address (Number, Street, City, State, Zip Code) of Agent For Service)

                          Copies of Communications to:

                            MICHAEL S. CACCESE, ESQ.
                   KIRKPATRICK & LOCKHART NICHOLSON GRAHAM LLP
                                 75 STATE STREET
                           BOSTON, MASSACHUSETTS 02109

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EXPLANATORY NOTE

This Registration Statement of CSFB Alternative Capital Tactical Trading Master Fund, LLC (the "Registrant") has been filed by the Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended, and similar organizations or collective investment or other entities or persons that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement of CSFB Alternative Capital Tactical Trading Master Fund, LLC does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in the Registrant.

This filing is made for the purposes of revising certain item responses as noted herein and adding exhibits to the registration statement and hereby incorporates by reference the content of the Registrant's Registration Statement on Form N-2 (811-21741) filed previously with the Securities and Exchange Commission including each of the documents filed by Registrant to the extent not replaced herein.

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           CSFB ALTERNATIVE CAPITAL TACTICAL TRADING MASTER FUND, LLC

CONTENTS OF REGISTRATION STATEMENT

This registration statement of CSFB Alternative Capital Tactical Trading Master Fund, LLC contains the following documents:

Facing Sheet

Explanatory Note

Part A

Part B

Part C

Signature Page

Exhibit Index

Exhibits

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PART A

The response to the following item is incorporated by reference from the revised prospectuses and revised statements of additional information filed under Rule 497 under the Securities Act of 1933, as amended (the "1933 Act") of (i) CSFB Alternative Capital Tactical Trading Fund, LLC (1933 Act File No. 333-120052) and (ii) CSFB Alternative Capital Tactical Trading Institutional Fund, LLC (1933 Act File No. 333-119321) on July 5, 2005.

ITEM 9.1(b)    Prospectus:     Management of the Funds and the Master Funds -
                               General; Management of the Funds, the Offshore
                               Feeder Funds and the Master Funds - General
               SAI:            Investment Advisory Services

PART B

The response to the following item is incorporated by reference from the revised prospectuses and revised statements of additional information filed under Rule 497 under the Securities Act of 1933, as amended, of (i) CSFB Alternative Capital Tactical Trading Fund, LLC (1933 Act File No. 333-120052) and (ii) CSFB Alternative Capital Tactical Trading Institutional Fund, LLC (1933 Act File No. 333-119321) on July 5, 2005.

ITEM 20.1(c)   Prospectus:     Management of the Funds and the Master Funds -
                               General; Management of the Funds, the Offshore
                               Feeder Funds and the Master Funds - General
               SAI:            Investment Advisory Services - The Adviser

PART C

Responses to Items 25.2.h, 25.2.i, 25.2.n, and 25.2.o of Part C have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

OTHER INFORMATION

ITEM 25. FINANCIAL STATEMENTS AND EXHIBITS.

(2)  Exhibits:

(a) Limited Liability Company Agreement is incorporated by reference herein from Registrant's initial Form N-2 (811-21741) filed with the Securities and Exchange Commission on April 1, 2005 (Accession No. 0001047469-05-008811) ("Initial Registration Statement").

(b) By-Laws are incorporated by reference herein from Registrant's Initial Registration Statement.

(c)  Not applicable.

(d)  Not applicable.

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(e)  Not applicable.

(f)  Not applicable.

(g)  Amended Investment Advisory Agreement is filed herewith.

(h)  Not applicable.

(i)  Not applicable.

(j) (i) Custodian Services Agreement is incorporated by reference herein from Registrant's Initial Registration Statement.

(ii) Form of Escrow Agreement is incorporated by reference herein from Registrant's Initial Registration Statement.

(k) (i) Administration, Accounting and Investor Services Agreement incorporated by reference herein from Registrant's Initial Registration Statement.

(ii) Amended Expense Limitation Agreement is filed herewith.

(l)  Not applicable.

(m)  Not applicable.

(n) (i) Opinion and Consent of Kirkpatrick & Lockhart Nicholson Graham LLP on tax matters are incorporated by reference herein from Registrant's Initial Registration Statement.

(ii) Consent of PricewaterhouseCoopers LLP is incorporated by reference herein from Registrant's Initial Registration Statement.

(o)  Not applicable.

(p) Agreement Regarding Provision of Initial Capital is incorporated by reference herein from Registrant's Initial Registration Statement.

(q)  Not applicable.

(r) Code of Ethics is incorporated by reference herein from Registrant's Initial Registration Statement.

(s) Powers of attorney incorporated by reference herein from Registrant's Initial Registration Statement.

ITEM 26. MARKETING ARRANGEMENTS.

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Interests will be issued solely in transactions not involving any "public offering" within the meaning of Section 4(2) of the 1933 Act.

ITEM 27. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The approximate expenses in connection with the offering of CSFB Alternative Capital Tactical Trading Master Fund, LLC are minimal and were consolidated with those of its Feeder Funds.

ITEM 28. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL.

The following persons may be considered to be under common control with Registrant at the time of this filing:

    CSFB Alternative Capital Relative Value Institutional Fund, LLC;
    CSFB Alternative Capital Event Driven Institutional Fund, LLC;
    CSFB Alternative Capital Long/Short Equity Institutional Fund, LLC;
    CSFB Alternative Capital Tactical Trading Institutional Fund, LLC;
    CSFB Alternative Capital Multi-Strategy Institutional Fund, LLC;
    CSFB Alternative Capital Relative Value Offshore Institutional Fund, LDC; CSFB Alternative Capital Event Driven Offshore Institutional Fund, LDC;
    CSFB Alternative Capital Long/Short Offshore Equity Institutional Fund, LDC; CSFB Alternative Capital Tactical Trading Offshore Institutional Fund, LDC; CSFB Alternative Capital Multi-Strategy Offshore Institutional Fund, LDC; CSFB Alternative Capital Relative Value Fund, LLC;
    CSFB Alternative Capital Event Driven Fund, LLC;
    CSFB Alternative Capital Long/Short Equity Fund, LLC;
    CSFB Alternative Capital Tactical Trading Fund, LLC;
    CSFB Alternative Capital Multi-Strategy Fund, LLC;
    CSFB Alternative Capital Event Driven Master Fund, LLC;
    CSFB Alternative Capital Multi-Strategy Master Fund, LLC;
    CSFB Alternative Capital Long/Short Equity Master Fund, LLC; and
    CSFB Alternative Capital Relative Value Master Fund, LLC.

ITEM 29. NUMBER OF HOLDERS OF SECURITIES.

Set forth below is the number of record holders as of June 30, 2005, of each class of securities of the Registrant:

TITLE OF CLASS                                     NUMBER OF RECORD HOLDERS
--------------                                     ------------------------
Limited Liability Company Interests,                     2
par value $0.01 per share

ITEM 30. INDEMNIFICATION.

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Registrant's Limited Liability Company Agreement and By-Laws contain provisions limiting the liability, and providing for indemnification, of the Registrant's Managers and officers under certain circumstances.

Insofar as indemnification for liabilities arising under the 1933 Act, may be permitted to managers, officers and controlling persons of the Registrant pursuant to the provisions described in this Item 30, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a manager, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such manager, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISOR.

Reference is made to: (i) the information set forth under the caption "Investment Advisory Services" in the Statement of Additional Information; and (ii) the Form ADV of CSFB Alternative Capital, Inc. (the "Adviser") (File No. 801-55321) filed with the Commission, all of which are incorporated herein by reference.

ITEM 32. LOCATION OF ACCOUNTS AND RECORDS.

All applicable accounts, books and documents required to be maintained by the Registrant by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are in the possession and custody of the Registrant's custodian, PFPC Trust Company located at 8800 Tinicum Boulevard, 3rd Floor, Philadelphia, Pennsylvania 19153, and the Registrant's administrator, PFPC Inc., located at 301 Bellevue Parkway, Wilmington Delaware 19809, with the exception of certain corporate documents and portfolio trading documents which are in the possession and custody of the Adviser, located at 11 Madison Avenue, New York, New York 10010 Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of the Adviser.

ITEM 33. MANAGEMENT SERVICES.

Not applicable.

ITEM 34. UNDERTAKINGS.

Not applicable.

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                                   SIGNATURES

Pursuant to requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York and the State of New York on the 5th day of July 2005.

    CSFB ALTERNATIVE CAPITAL TACTICAL TRADING MASTER FUND, LLC


    By: /s/ James H. Vos
    -----------------------
    James H. Vos
    President

This Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                         TITLE                   DATE
-----------------------------   -----------------------   ------------
/s/  James H. Vos               Manager                   July 5, 2005
----------------------
James H. Vos

/s/ Karin B. Bonding*           Manager                   July 5, 2005
----------------------
Karin B. Bonding

/s/ Philip B. Chenok*           Manager                   July 5, 2005
----------------------
Philip B. Chenok

/s/ Charles A. Hurty*           Manager                   July 5, 2005
----------------------
Charles A. Hurty

*By:  /s/ Stacie L. Yates, Esq.
      ------------------------------
      Stacie L. Yates, Esq.
      Attorney-in-Fact
      July 5, 2005

**Powers of Attorney are incorporated by reference to exhibit(s) to Registrant's Initial Registration Statement, filed on April 1, 2005.

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EXHIBIT INDEX

(g) Amended Investment Advisory Agreement

(k)(ii) Amended Expense Limitation Agreement

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